Exhibit 10.19

RESTATED VOTING AGREEMENT

This RESTATED VOTING AGREEMENT (this “Agreement”) is entered into as of March 13, 2019, by and among MV II, LLC, Maximus Yaney, an individual, and Larisa Storozhenko, an individual (each, a “Stockholder” and, collectively, the “Stockholders”), Mohawk Group Holdings, Inc. (the “Company”), and, solely with respect to Section 5.6 of this Agreement, Asher Delug, an individual.

RECITALS

A. Each Stockholder holds or may otherwise be able to exercise voting or dispositive authority with respect to shares of outstanding capital stock of the Company.

B. The Company anticipates filing a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) with respect to the registration of certain shares of Common Stock of the Company for sale (the “Registration Statement”).

C. In connection with the filing of the Registration Statement with the SEC, the Company and the Stockholders desire to enter into this Agreement, which provides, among other things, that the Board of Directors of the Company (the “Board”) shall have the right to vote, and provide a consent with respect to, the Shares (as defined below), in the manner set forth herein until the termination of this Agreement in accordance with Article IV (the “Proxy Term”) in respect of any matter submitted to the stockholders of the Company for approval. For purposes of this Agreement, “Shares” mean, as of any time, all of the shares of capital stock of the Company that the Stockholders hold or as to which the Stockholders otherwise exercise voting or dispositive authority, including all such shares of capital stock of the Company referred to in this sentence and any shares of capital stock of the Company issued with respect to, upon conversion of, or in exchange or substitution of such shares of capital stock of the Company and any shares of capital stock of the Company issued pursuant to, or in connection with, a recapitalization, stock split, stock dividend or other transaction of the Company’s securities.

D. The Company, the Stockholders and Asher Delug, an individual, are parties to that certain Voting Agreement, entered into as of November 1, 2018 (the “Prior Agreement”), and wish to amend and restate the Prior Agreement in its entirety as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

VOTING

Section 1.1 Voting Arrangements. Each Stockholder hereby agrees that the Proxyholder (as defined below) shall have the right to vote all of such Stockholder’s Shares, whether at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together), in respect of any matter submitted to the stockholders of the Company for approval or consent for a vote or consent, as the case may be, as follows: (a) in the case of a vote, all of such Stockholder’s Shares shall be voted (in person or by proxy) in the same proportion that the shares of capital stock of the Company that are not subject to this Agreement are actually and validly voted, and (b) in the case of a solicitation of a written consent of stockholders, if a majority of the shares of capital stock of the Company that are not subject to this Agreement actually and validly provide a written consent, then the Proxyholder shall provide a written consent, in each case approving the relevant matter(s).

Section 1.2 Definition of Proxyholder. The “Proxyholder” shall mean the Board acting by the approval of a majority of its members with respect to the Shares in accordance with the terms hereof, whether at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together).

Section 1.3 Grant of Irrevocable Proxy. To secure each Stockholder’s obligation to vote the Shares in accordance with this Agreement, such Stockholder hereby appoints the Proxyholder with (subject to the last sentence of this Section 1.3) full power of substitution and re-substitution, during and for the Proxy Term as such Stockholder’s sole, exclusive, true and lawful attorney in fact and irrevocable proxy, for and in such Stockholder’s name, place and stead, to vote such Stockholder’s Shares as such Stockholder’s proxy, at any annual, special or other meeting of the stockholders of the Company called to vote on any matter, and at any adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent (including electronic written consent) in respect of any matter. During and for the Proxy Term, the proxy and power granted by Stockholder pursuant to this Article I are coupled with an interest and are given to secure the performance of the applicable Stockholder’s duties under this Agreement. The Proxyholder shall, promptly upon any exercise of the proxy granted hereby, provide each Stockholder with copies of all documents related to or executed in connection with such exercise by the Proxyholder. The Proxyholder may not be changed to any Stockholder, any Affiliate of any Stockholder or any other individual or party that has a direct or indirect familial relationship with any Stockholder (each, a “Related Party”). Larisa Storozhenko shall be deemed a Related Party. In addition, the Proxyholder may not be changed unless the Company receives the prior approval of The Nasdaq Stock Market, LLC.

ARTICLE II

ADDITIONAL AGREEMENTS

Section 2.1 Stock Splits, Dividends, Etc. In the event of any issuance of shares of the Company’s voting securities hereafter to a Stockholder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), in relation to such Stockholder’s Shares, such additional shares shall automatically become subject to this Agreement.

Section 2.2 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

Section 2.3 Proxyholder Liability. In voting or providing the consent with respect to the Shares in accordance with Section 1.1, the Proxyholder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Proxyholder may do or refrain from doing in good faith, nor shall the Proxyholder have any accountability hereunder, except for the Proxyholder’s own negligence, bad faith or willful misconduct.

Section 2.4 Standstill. Each Stockholder agrees not to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company, or any interest in any of the foregoing; provided that this Section 2.4 shall not limit or prohibit the Transfer (as defined below) of Shares between or among Stockholders.

ARTICLE III

TRANSFER OF SHARES

Section 3.1 Affiliate. “Affiliate” for the purposes of this Agreement shall mean a legal entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

Section 3.2 Transfer. “Transfer”, for the purposes of this Agreement shall be deemed to have occurred if a Stockholder (a) sells, pledges, encumbers, hypothecates, assigns, grants an option with respect to, transfers or disposes of any of such Stockholder’s Shares or any interest in such Shares to any person or entity, whether an Affiliate or otherwise, or (b) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, hypothecation of, assignment of, grant of an option with respect to, transfer of or disposition of such Shares or any interest therein to any person or entity, whether an Affiliate or otherwise.

Section 3.3 Transfer Restrictions. Except as otherwise provided for herein, no Stockholder shall cause or permit any Transfer of any of such Stockholder’s Shares to a Related Party or enter into any agreement, option or arrangement with respect to a Transfer to a Related Party unless as a precondition to such Transfer, the transferee agrees in a writing delivered to the Company (in a form reasonable acceptable to the Company) to be bound by all of the terms of this Agreement with respect to the Shares and, if requested by the Company, such transferee executes and delivers to the Company a joinder agreement in a form provided by the Company with respect to such agreement.

Section 3.4 Transfer of Voting Rights. No Stockholder shall deposit (or permit the deposit of) any of such Stockholder’s Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of such Stockholder under this Agreement.

ARTICLE IV

EFFECTIVENESS; TERMINATION

Section 4.1 Effectiveness. This Agreement shall become effective contingent upon, and effective as of the, declaration of the effectiveness of the Registration Statement by the SEC,

provided that the Registration Statement is declared effective by the SEC on or before March 31, 2020. In the event the Registration Statement is withdrawn by the Company prior to effectiveness or is otherwise not declared effective by the SEC on or before March 31, 2020, this Agreement shall terminate in its entirety, and neither the Company nor any Stockholder shall have any further rights or obligations hereunder, upon the earlier of such date of withdrawal or April 1, 2020, as applicable.

Section 4.2 Termination. Contingent upon the effectiveness of this Agreement, this Agreement shall terminate in its entirety, and none of the Company, any Stockholder or the Proxyholder shall have any further rights or obligations hereunder, upon the earlier to occur of: (a) a Deemed Liquidation Event unless, immediately upon such Deemed Liquidation Event, the Company’s common stock is and remains listed on The Nasdaq Stock Market LLC; or (b) the death of Maximus Yaney. Further, effective as of the consummation of a sale of shares of capital stock of the Company by a Stockholder in an arm’s length transaction to a third party that is not a Related Party (the “Third Party Shares”), this Agreement shall terminate in its entirety with respect to such Third Party Shares, and none of the Company, any Stockholder, the Proxyholder or such third party shall have any further rights or obligations under this Agreement with respect to such Third Party Shares, including without limitation, the voting agreements and proxies provided for in Article I of this Agreement, which shall immediately cease and be of no further force or effect with respect to such Third Party Shares. For purposes of this Agreement, a “Deemed Liquidation Event” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; provided that a Deemed Liquidation Event shall not include any transaction effected primarily to raise capital for the Company or a spin-off or similar divestiture of the Company’s product or SaaS business as part of a Board-approved reorganization of the Company. For the avoidance of doubt, the obligations set forth in this Agreement shall terminate with respect to shares of capital stock sold by a Stockholder in connection with any arm’s length transaction to a third party that is not a Related Party.

ARTICLE V

MISCELLANEOUS

Section 5.1 No Ownership Interest. Except as expressly provided in this Agreement, any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares held by Stockholder, and all rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to the Stockholder.

Section 5.2 Legend. Each certificate representing any of the Shares shall be marked by the Company with a legend reading as follows, or a legend substantially equivalent thereto:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE HOLDER OF THE SHARES) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

Section 5.3 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No provision of this Agreement shall be construed to require any Stockholder or the Company or any of their respective subsidiaries or Affiliates to take any action that would violate any applicable law.

Section 5.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 5.5 Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each Stockholder and the Company. Any amendment or waiver so affected shall be binding upon each of the parties hereto.

Section 5.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. By executing this Agreement, the parties hereto hereby acknowledge and agree that that certain Voting Agreement, entered into as of November 1, 2018, by and among the Stockholders, the Company and Asher Delug, an individual (the “Prior Agreement”), is hereby amended and restated in its entirety by this Agreement and that, upon execution of this Agreement by each of the parties hereto, the Prior Agreement shall be terminated and of no further force or effect.

Section 5.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The rights, interests or obligations of the Proxyholder in respect of a Stockholder’s shares may not be assigned, in whole or in part, by operation of law or otherwise by the Proxyholder without the prior written consent of such Stockholder.

Section 5.8 Governing Law. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

Section 5.9 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts delivered by email, facsimile or similar electronic means, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Stockholders and the Company have caused this Restated Voting Agreement to be duly executed as of the day and year first above written.

THE COMPANY:

MOHAWK GROUP HOLDINGS, INC.

By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Its: CEO

MV II, LLC

By:	/s/ Lucile Yaney
Name: Lucile Yaney
Its: Manager

/s/ Larisa Storozhenko
Larisa Storozhenko

/s/ Maximus Yaney
Maximus Yaney

ASHER DELUG (Solely for purposes of Section 5.6 with respect to terminating the Prior Agreement):

/s/ Asher Delug
Asher Delug

[SIGNATURE PAGE TO RESTATED VOTING AGREEMENT]